EXHIBIT 10.4

SECURED CONVERTIBLE PROMISSORY NOTE

Date:

FOR VALUE RECEIVED, the undersigned, Xenonics, Inc., a Nevada corporation, (the “Borrower”), promises to pay to the order of                      (“Holder”) at such place as Holder may from time to time designate, in lawful money of the United States, the principal sum of                      Dollars ($ 0.00), together with accrued interest on the unpaid principal balance thereof from and after the date of this Note at the rate of thirteen percent (13.0%) per annum, payable on a quarterly basis, commencing on                     , 2014.

The entire unpaid principal balance of this Note and any accrued interest shall be due and payable on                     , 2017.

The payment of this Note is secured by a security interest in all of the assets of the Borrower. The Borrower has filed a UCC-1 perfecting a security interest in its assets in favor of Holder. This security interest is on a pari passu basis with secured notes issued to other note holders.

The Borrower shall have the privilege of prepaying, without penalty or premium, the outstanding principal balance hereof in whole or in part at any time or from time to time.

The unpaid principal amount of this Note shall be convertible by the Holder into Common Stock of the Borrower at the rate of $.07 per share.

The Borrower’s failure to pay when due any principal or accrued interest owed under this Note shall constitute an “Event of Default.” Upon the occurrence of an Event of Default, the Holder shall have the right at any time thereafter, (i) to declare the entire balance of principal and accrued interest on this Note to be immediately due and payable, and (ii) to exercise all of its rights as a secured party.

If any attorney is engaged by the Holder to enforce or construe any provision of this Note as a consequence of the occurrence of an Event of Default, then the Borrower shall pay immediately on demand all attorneys’ fees and other costs and expenses incurred by Holder in connection therewith.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of default and any and all lack of diligence or delay by the Holder in the collection or enforcement of this Note.

The Note is being delivered and is intended to be performed in the State of California and shall be governed and construed in accordance with the laws of California.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

XENONICS, INC.

By:
Alan Magerman, Chairman and CEO